UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 3, 2023

Date of Report (Date of earliest event reported)

Enveric Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Enveric Biosciences, Inc.

4851 Tamiami Trail N, Suite 200

Naples, FL 34103

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (239) 302-1707

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ENVB	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On November 3, 2023, Enveric Biosciences, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”), with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which Lincoln Park has committed to purchase up to $10.0 million of the Company’s common stock, par value $0.01 per share (the “Common Stock”) subject to certain limitations and satisfaction of the conditions set forth in the Purchase Agreement.

Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase up to $10.0 million of the Company’s Common Stock (the “Purchase Shares”). Such sales of Common Stock by the Company, if any, will be subject to certain limitations set forth in the Purchase Agreement, and may occur from time to time, at the Company’s sole discretion, over the 24-month period commencing on the date that the conditions to Lincoln Park’s purchase obligation set forth in the Purchase Agreement are satisfied, including that a registration statement on Form S-1 covering the resale of the shares of our Common Stock that have been and may be issued to Lincoln Park under the Purchase Agreement, which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus relating thereto is filed with the SEC (the date on which all of such conditions are satisfied, the “Commencement Date”).

From and after the Commencement Date, on any business day, the Company may, by written notice, direct Lincoln Park to purchase up to 25,000 shares of Common Stock on such business day (or the purchase date) at a purchase price per share that will be determined in accordance with the Purchase Agreement at the time the Company delivers such written notice to Lincoln Park (a “Regular Purchase”). The maximum number of shares the Company may sell to Lincoln Park in a Regular Purchase may be increased by certain amounts to up to 35,000 shares, with the applicable maximum share limit determined by whether the closing sale price per share of Common Stock as reported on The Nasdaq Capital Market (“Nasdaq”) on the applicable purchase date for such Regular Purchase equals or exceeds certain minimum price thresholds set forth in the Purchase Agreement. The purchase price per share for each Regular Purchase will be based on prevailing market prices of the Common Stock immediately preceding the time of sale as computed in accordance with the terms set forth in the Purchase Agreement. Lincoln Park’s maximum purchase commitment in any single Regular Purchase may not exceed $500,000. There are no upper limits on the price per share that Lincoln Park must pay for shares of Common Stock under the Purchase Agreement.

If the Company directs Lincoln Park to purchase the maximum number of shares of Common Stock that the Company may sell in a Regular Purchase, then in addition to such Regular Purchase, and subject to certain conditions and limitations in the Purchase Agreement, the Company may direct Lincoln Park to purchase additional shares of Common Stock in an “accelerated purchase” (each, an “Accelerated Purchase”) and an “additional accelerated purchase” (each, an “Additional Accelerated Purchase”) (including multiple Additional Accelerated Purchases on the same trading day) as provided in the Purchase Agreement. The purchase price per share for each Accelerated Purchase and Additional Accelerated Purchase will be based on market prices of the Common Stock on the applicable purchase date for such Accelerated Purchases and such Additional Accelerated Purchases.

The Company will control the timing and amount of any sales of Common Stock to Lincoln Park pursuant to the Purchase Agreement. Lincoln Park has no right to require the Company to sell any shares of Common Stock to Lincoln Park, but Lincoln Park is obligated to make purchases as the Company directs, subject to certain conditions set forth in the Purchase Agreement.

Actual sales of shares of Common Stock to Lincoln Park will depend on a variety of factors to be determined by the Company from time to time, including, among others, general market conditions, the trading price of the Company’s Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its stock to Lincoln Park. The Company expects that any net proceeds received by the Company from such sales to Lincoln Park will be used for general corporate purposes, which may include funding research and development, increasing working capital, reducing indebtedness, acquisitions or investments in businesses, products or technologies that are complementary to their own, and capital expenditures.

In the case of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

The aggregate number of shares that the Company can issue to Lincoln Park under the Purchase Agreement may in no case exceed 7,692,308 shares (subject to adjustment as described above) of the Common Stock (which is equal to the amount approved by the Company’s stockholders at the Company’s Annual Meeting of Stockholders on November 2, 2023 pursuant to Nasdaq Marketplace Rules 5635(a), (b), and (d)) (the “Stockholder Approved Exchange Cap”), unless further stockholder approval is obtained to issue Purchase Shares above the Stockholder Approved Exchange Cap.

In all cases, the Purchase Agreement also prohibits the Company from directing Lincoln Park to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by Lincoln Park (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in Lincoln Park beneficially owning more than 9.99% of the then total outstanding shares of Common Stock).

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, except the Company is prohibited (with certain specified exceptions set forth in the Purchase Agreement) from effecting or entering into an agreement to effect an “equity line of credit” or other continuous offering or similar offering in which the Company may issue and sell Common Stock, from time to time over a certain period of time, at future determined prices based on the market prices of the Common Stock at the time of each such issuance and sale. The Purchase Agreement does not restrict the Company’s ability to issue and sell Common Stock pursuant to its previously announced “at-the-market offering.” Lincoln Park has agreed not to engage in or effect, directly or indirectly, for its own principal account or for the principal account of any of its affiliates, any short sales of the Common Stock or hedging transaction that establishes a net short position in the Common Stock during the term of the Purchase Agreement.

Pursuant to the terms of the Purchase Agreement, on November 3, 2023, the Company issued 139,403 shares of Common Stock (the “Commitment Shares”) to Lincoln Park as consideration for its commitment to purchase shares of Common Stock under the Purchase Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The Company has the right to terminate the Purchase Agreement at any time with one business day notice, at no cost or penalty. Following the Commencement Date, upon any “Event of Default” under the Purchase Agreement and its continuance, the Company may not initiate any regular or other purchase of shares by Lincoln Park, until such Event of Default is cured.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are summaries and are qualified in their entirety by reference to the full texts of the Purchase Agreement and Registration Rights Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02. Unregistered Sales of Equity Securities

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety.

In the Purchase Agreement, Lincoln Park represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)). The Commitment Shares were issued and the Purchase Shares will be issued and sold by the Company to Lincoln Park in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Purchase Agreement, dated November 3, 2023, by and between the Company and Lincoln Park Capital Fund, LLC

10.2	Registration Rights Agreement, dated November 3, 2023, by and between the Company and Lincoln Park Capital Fund, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2023	ENVERIC BIOSCIENCES, INC.

	By:	/s/ Joseph Tucker
Joseph Tucker
Chief Executive Officer